Exhibit 10.15

COMMERCIAL BUILDING LEASE

             Section 1.         Parties.                           This Lease, dated as of this 7th, day of June 2001, is made by and between Eugene Borucki and Denis Enberg (collectively, the “Landord”) and Great Lakes Controlled Energy Corp., a Delaware Corporation (the “Tenant”).

             Section 2          Premises.          Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain building located at 630 Bonnie Lane, Elk Grove Village, Illinois, together with the parking lot used by occupants of said building (hereinafter referred to as the “Premises”).

             Section 3          Use.     Tenant shall use the Premises for the operation of its business and ancillary office facilities and storage and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

             Section 4          Base Minimum Rent.   Tenant shall pay the Base Minimum Rent to Landlord, or to such other person or at such other place as Landlord may direct in writing from time to time, the sum of TEN THOUSAND ($10,000) DOLLARS per month, each in advance on or before the tenth day of each month during the Lease Term. This is a triple-net lease with the Tenant being required to pay all expenses in connection with the premises, including real estate taxes.

             Section 5          Term.   The Lease shall be in effect for a period of three years, commencing on June 7th, 2001 and ending on June 6th, 2004, unless sooner terminated as hereinafter provided.

             Section 6          Repairs.

             6.1        By entry hereunder, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Tenant shall, upon the expiration or sooner termination of this Lease, surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear excepted.

             6.2        Landlord shall have the responsibility to make any repairs or replacements to any of the Premises during the term of the Lease which affect the habitability of the Premises.

             Section 7          Assignment, Subletting and Right to Purchase.

             7.1        Tenant shall be permitted to sublease all or any part of the premises and Landlord shall cooperate with Tenant in such efforts to sublease the premises. All subtenants shall acknowledge that they are aware of the terms and conditions of this Lease and that they will comply with such terms and conditions. In addition thereto, each sublease shall provide that in the event that Tenant is in default under the terms and conditions of this Lease, upon notice from Landlord, the subtenant will pay all rental and other charges due to Tenant directly to Landlord. So long as Tenant is not in default under this Lease, Tenant shall have the right to retain all monies received from any subtenant who has been approved pursuant to the terms of this paragraph.

             7.2        Tenant shall not either voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any part thereof or any right or privilege appurtenant thereto without first obtaining the written consent of Landlord, except that Tenant may assign this Lease to a related corporate entity of Tenant.

             7.3        Tenant shall be permitted, at its option and at any time during the Term, to purchase the Premises, free of all liens, encumbrances, claims and rights of others, for a price of $600,000 less the aggregate sum of all rents paid through the date of closing. This Lease shall terminate upon closing of such purchase.

             Section 8          Hold Harmless.             Tenant shall indemnify and hold Landlord, it beneficiaries and their agents harmless against and from any and all claims arising from Tenant’s use of the Premises or from the conduct of its business or from any activity, work or other things done, permitted or suffered by Tenant in or about the Premises, and shall further indemnify and hold Landlord harmless against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any officer, agent, employee, guest or invitee of Tenant, and from all costs, attorneys’ fees and liabilities incurred in or about the defense of any such claim or any action or preceding brought thereon and in case any action or proceeding be brought against Landlord by reason of such claim, Tenant, upon notice from Landlord, shall defend Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, from any cause other than Landlord’s sole negligence, and Tenant hereby waives all claims in respect thereof against Landlord. Tenant shall give prompt notice to Landlord in case of casualty or accidents in the Premises.

             Section 9          Subrogation.    As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall apply to their insurers to obtain such waivers. Each party shall obtain any special endorsements, if required by their insurers, to evidence compliance with the aforementioned waiver.

             Section 10        Utilities.            Tenant shall pay for all water, gas, heat, light, power, sewer charges, telephone service and all other services and utilities supplied to the premises, together with any taxes thereon.

             Section 11        Holding Over.  If Tenant remains in possession of the Premises or any part thereof after the expiration of the terms hereof without the express written consent of Landlord, such occupancy shall be a tenancy from month-to-month at a rental in the amount of two (2) times the last monthly Base Minimum Rent, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

             Section 12        Tenant’s Default.         The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

             12.1      The vacating or abandonment of the entire premises by Tenant, except by sublease or assignment;

             12.2      The failure by Tenant to make any payment of Minimum Base Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) business days after written notice thereof by Landlord to Tenant.

             12.3      The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than provided in Section 12.2 herein, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days is required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion.

             Section 13        Remedies in Default.    In the event of any such default or breach by Tenant, Landlord may at any time thereafter, in its sole discretion, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach terminate Tenant’s right to possession of the Premises by any lawful means, in which case this lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.

             Section 14        Default by Landlord.   Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within five (5) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation, provided, however, that if the nature of Landlord’s obligation is such that more than five (5) days is required for performance, then Landlord shall not be deemed to be in default if Landlord commences such performance within such five (5) day period and thereafter diligently prosecutes such cure to completion.

             Section 15        Fire, Extended Coverage and Rental Insurance.    During the term of this Lease, Tenant, at its sole cost and expense, and for the mutual benefit of Landlord and their agents, and Tenant, shall carry and maintain the following types of insurance in the amounts specified:

             15.1      Fire and extended coverage insurance covering the Premises against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by “extended coverage” in amounts sufficient to prevent Landlord or Tenant from becoming a coinsurer under the terms of the applicable policies. Said insurance policies are to be for the full insurable replacement cost.

             15.2      All policies of insurance (except liability insurance) shall provide by endorsement that any loss shall be payable to Landlord and Tenant as their respective interests may appear. Tenant shall have the privilege of procuring and obtaining all of such insurance through its own sources. All proceeds of such insurance if and when received by Landlord shall be used first to restore the Premises to the condition in which it was in prior to the occurrence of the damage. Landlord shall not be required to rebuild beyond the extent of the insurance proceeds.

             Section 16        Eminent Domain.          If more than twenty-five percent (25%) of the Premises shall be taken or apportioned by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, within sixty (60) days after such taking, to terminate this Lease upon thirty (30) days written notice. If more than twenty-five percent (25%) of the Premises are taken (and neither party elects to terminate as herein provided), the Minimum Base Rent thereafter to be paid shall be equitably reduced. In the event of any taking or apportionment whatsoever, Landlord shall be entitled to any and all awards and/or settlements which may be given and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

             Section 17        Signs.  Tenant shall have the right to affix signage to the Premises which identifies its Use. Tenant shall comply with all laws, rules and regulations of all governmental agencies having jurisdiction thereof and pay all permit and license fees therefore.

             Section 18        Brokers.            Landlord and Tenant warrant that they have had no dealings with any real estate broker or agents in connection with the negotiation of this Lease.

             Section 19        General Provisions.

             19.1      Plats and Riders.          Clauses, plats, riders and addenda, if any, affixed to this Lease are a part thereof.

             19.2      Waiver.             The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding default at the time of acceptance of such rent.

             19.3      Marginal Headings.     The marginal headings and titles to the Sections of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

             19.4      Time.    Time is of the essence of this Lease and each and all of its provisions.

             19.5      Successors and Assigns.        Subject to the assignment provisions of this Lease, the covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

             19.6      Recordation.    Tenant may record a Memorandum of this Lease at its cost.

             19.7      Quiet Possession.        Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

             19.8      Prior Agreements.        This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

             19.9      Inability to Perform.     This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God or any other cause beyond the reasonable control of Landlord.

             19.10    Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

             19.11    Choice of Law.              This Lease will be governed by and construed and enforced in accordance with the laws of the State of Illinois without giving effect to any conflicts of laws provisions that might cause this Lease to be governed by or construed or enforced in accordance with the laws of any other jurisdiction. Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease is held to be prohibited by or invalid under applicable law, such provision shall (a) be reformed by the parties to reflect the intent of the parties, or (b) if reformation is not possible, be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Lease.

             19.12    Arbitration.      In the event of any and all disagreements and controversies arising from this Lease, such disagreements and controversies shall be subject to binding arbitration as arbitrated in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) in Chicago, Illinois before one neutral arbitrator. Such arbitrator shall be selected by mutual agreement of the parties within thirty (30) days of written notice of said disagreement or controversy. If the parties cannot mutually agree to an arbitrator within thirty (30) days, then the AAA shall designate the arbitrator. Either party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Without waiving any remedy under this agreement, either party may also seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy). In the event of any such disagreement or controversy, neither party shall directly or indirectly reveal, report, publish or disclose any information relating to such disagreement or controversy to any person, firm or corporation not expressly authorized by the other party to receive such information or use such information or assist any other person in doing so, except to comply with actual legal obligations of such party, or unless such disclosure is directly related to an arbitration proceeding as provided herein, including, but not limited to, the prosecution or defense of any claim in such arbitration. The costs and expenses of the arbitration (excluding attorneys’ fees) shall be paid by the non-prevailing party or as determined by the arbitrator.

                           19.13    Notices.            All notices and communications under this Lease shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) delivered by commercial overnight express carrier, addressed in each case as follows:

If to Landlord:

If to Tenant:	Great Lakes Controlled Energy Corp.
1280 Landmeier Road
Elk Grove Village, IL 60007

                           19.14    Surrender and Quitclaim at End of Term.         Upon the end of the term of this Lease, as provided herein, or any extension thereof, or sooner termination of this Lease, Tenant shall surrender to Landlord all and in singular the Premises, including any and all buildings or improvements constructed by Tenant upon the Premises, in broom clean condtion, removing all materials being stored in the parking lot, and Tenant shall execute and deliver to Landlord within five (5) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by an reputable title company to remove this Lease from the cloud of title to the Premises.

                           19.15    Relationship of Parties.            The relationship of the parties hereto is that of landlord and tenant and that the provisions of this agreement between Landlord and Tenant relating to the rent are made solely for the purpose of providing a method whereby rental payments are to be measured and ascertained.

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EXECUTED as of the day and year first set forth above.

LANDLORD
/s/ Eugene Borucki

Eugene Borucki
/s/ Denis Enberg

Denis Enberg

TENANT:

Great Lakes Controlled Energy Corp.

By: /s/ Jeffrey Mistarz

Its: Treasurer